THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”), dated as of February 29, 2008, is by and among APAC CUSTOMER SERVICES, INC., an Illinois corporation (“Borrower”), ATALAYA FUNDING II LP (“Lender”), and ATALAYA ADMINISTRATIVE LLC, as agent for the Lender (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Lien Loan and Security Agreement dated as of January 31, 2007, as amended by that certain First Amendment dated as of June 29, 2007, and as further amended by that certain Second Amendment dated as of January 24, 2008 (as previously amended, the “Existing Loan Agreement”) among Borrower, Lender and Agent, a term loan of $15,000,000 was made to Borrower; and

WHEREAS, the parties hereto have agreed to amend the Existing Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Loan Agreement” means the Existing Loan Agreement as amended hereby.

“Third Amendment Effective Date” shall have the meaning set forth in Subpart 3.1.

SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Loan Agreement.

PART II

AMENDMENTS TO EXISTING LOAN AGREEMENT

SUBPART 2.1. Amendment to Definition to EBITDA. The definition of EBITDA in Section 1 of the Existing Loan Agreement is amended in its entirety so that such definition now reads as follows:

“EBITDA” shall mean, with respect to any period, Borrower’s and its Subsidiaries’ net income for such period, plus the sum (without duplication) of all amounts deducted in arriving at such net income amount in respect of (i) interest expense for such period, (ii) federal, state and local income taxes for such period, (iii) amounts properly charged for depreciation of fixed assets and amortization of intangible assets (including, without limitation, goodwill, deferred expenses and organization costs ) for such period, (iv) all cash and non-cash restructuring charges incurred during the period from July 1, 2005 through December 31, 2006 and not to exceed $10,000,000 including those in connection with the Restructuring, (v) the write down of goodwill in the quarter ending September 30, 2005 in an amount not to exceed $11,000,000, (vi) with respect to the period beginning after December 31, 2006 and ending on December 28, 2008, cash and non-cash restructuring charges incurred during such period not to exceed $2,500,000 in any Fiscal Year, (vii) non-cash charges related to the expensing of options for Borrower’s common stock incurred during such period, (viii) non-cash asset impairment charges incurred during such period, and (ix) non-cash charges related to expenses and costs incurred during such period in connection with the retirement or termination of any of the officers or managers of Borrower (“Employment Expenses”), all on a consolidated basis, minus cash payments related to Employment Expenses made during such period to the extent non-cash charges related to such Employment Expenses have been added to the calculation of EBITDA during any period, on a consolidated basis.

SUBPART 2.2. Amendment to Section 10. The second sentence of Section 10 is amended in its entirety so that such sentence now reads as follows:

If, during the term of this Agreement, Borrower optionally prepays all or any portion of the Term Loan, Borrower, agrees to pay to Agent, for the benefit of Lender, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to: (i) if such prepayment occurs in full prior to May 31, 2008, two percent (2.0%) of the principal amount of the Term Loan so prepaid; (ii) if such prepayment occurs in part prior to May 31, 2008 (A) up to a principal amount of $5,000,000 of the Term Loan so prepaid, three percent (3%) of any such amount and (B) any principal amount prepaid greater than $5,000,000 but less than the full amount of the Term Loan so prepaid, the greater of (x) the amount of interest that would have accrued on the portion of the Term Loan so prepaid from prepayment, at the applicable rate hereunder as of the date of such prepayment, if such portion of the Term Loan remained outstanding through June 29, 2009 and (y) two percent (2.0%) of the principal amount of the Term Loan so prepaid; provided, however, if the aggregate amount of all partial prepayments made prior to May 31, 2008 is sufficient to prepay the principal amount of the Term Loan in full prior to such date (the date of such aggregate prepayment in full, the “Prepayment in Full Date”), then, within ten (10) Business Days of the Prepayment in Full Date, Agent (on behalf of Lender) shall pay to Borrower an amount equal to (1) the aggregate amount of all prepayment fees actually paid to Agent (for the benefit of Lender) minus (2) two percent (2.0%) of the aggregate principal amount of the Term Loan so prepaid; (iii) if such prepayment occurs on or after May 31, 2008, but on or prior to June 29, 2009, the greater of (x) the amount of interest that would have accrued on the portion of the Term Loan so prepaid from prepayment, at the applicable rate hereunder as of the date of such prepayment, if such portion of the Term Loan remained outstanding through June 29, 2009 and (y) two percent (2.0%) of the principal amount of the Term Loan so prepaid; (iv) if such prepayment occurs after June 29, 2009, but before June 29, 2010, one percent (1.0%) of the principal amount of the Term Loan so prepaid; or (v) $0 if such prepayment occurs on or after June 29, 2010.

PART III

CONDITIONS TO EFFECTIVENESS OF PART II

SUBPART 3.1. Third Amendment Effective Date. This Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this Part III shall have been satisfied (the “Third Amendment Effective Date”) (it being understood and agreed that the remainder of this Amendment shall be effective upon the execution and delivery hereof by the parties hereto), and after the Third Amendment Effective Date this Amendment shall be known, and may be referred to, as the “Third Amendment.”

SUBPART 3.2. Execution of Counterparts of Documents. The Agent shall have received fully executed counterparts of this Amendment.

SUBPART 3.3. Warrant Amendment. The Lender shall have received a fully executed copy of an amendment to warrant in favor of Atalaya Funding LLC and its permitted successors and assigns in form and substance acceptable to Lender (the “Amendment to Warrant”). Notwithstanding Section 13(d) of the Existing Loan Agreement to the contrary, the Agent and Lender acknowledge and consent to the execution and delivery of the Amendment to Warrant by the Borrower.

SUBPART 3.4. Fees and Expenses. Borrower shall have paid all fees and expenses (including attorneys fees) of the Agent and the Lender in connection with this Amendment including without limitation the expenses incurred in connection with the drafting, reviewing, execution and delivery of this Amendment.

PART IV

MISCELLANEOUS

SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.2. References in Other Agreements. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Loan Agreement (including without limitation the Schedules thereto) to the “Agreement”, and all references in the Other Agreements to the “Loan Agreement”, shall be deemed to refer to the Amended Loan Agreement.

SUBPART 4.3. Representations and Warranties of Borrower. Borrower hereby represents and warrants that (a) the representations and warranties contained in Section 11 of the Existing Loan Agreement (after giving effect to the amendments contained herein) are correct in all material respects on and as of the date hereof as though made on and as of such date and (b) no Default or Event of Default exists under the Existing Loan Agreement (after giving effect to the amendments contained herein) on and as of the date hereof. Without limitation of the preceding sentence, Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Other Agreement to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

SUBPART 4.4. Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SUBPART 4.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Remainder of page intentionally blank. Signature page follows.

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	APAC CUSTOMER SERVICES, INC.
By:/s/ George H. Hepburn

Title: /s/SVP and Chief Financial Officer

AGENT:	ATALAYA ADMINISTRATIVE LLC,

as Agent
By: /s/ Ivan Q. Zinn

Title:

LENDER:	ATALAYA FUNDING II LP,

as a Lender
By: /s/ Ivan Q. Zinn

Title: